EXHIBIT 23.1

Consent of Independent Registered Public Accounting Firm

National General Holdings Corp.
New York, New York

We hereby consent to the incorporation by reference in the Registration Statements on Form S-8 (No. 333-194493), Form S-3 (No. 333-202637), and Form S-3ASR (No. 333-204903) of National General Holdings Corp. of our reports dated February 29, 2016, relating to the consolidated financial statements and financial statement schedules, and the effectiveness of National General Holdings Corp.’s internal control over financial reporting, which appears in this Form10-K.

/s/ BDO USA, LLP
New York, New York
February 29, 2016